Exhibit 99.1

Investor Relations Contacts:	Public Relations Contacts:
Roger Rowe	Martin Flynn
Chief Financial Officer	InFocus Corporation
InFocus Corporation	(503) 685-8112
(503) 685-8933

Caitlin Fox
Edelman
(503) 471-6826

InFocus® Announces Departure of President and CEO

Joseph O’Sullivan named acting COO

WILSONVILLE, Ore., May 16, 2007 – InFocus® Corporation (NASDAQ: INFS) today announced that Kyle C. Ranson, the Company’s President and Chief Executive Officer, is leaving the Company to pursue other interests effective immediately.
Mr. Ranson has also resigned from the Company’s Board of Directors effective immediately.  Joseph O’Sullivan, currently the Company’s Vice President of Global Operations and General Manager Asia Sales, has been named acting COO with responsibility for the Company’s day to day operations.  The Company’s Board of Directors has begun a search for a successor CEO.

“Kyle has worked hard to restructure the Company, leverage its core strengths and navigate a difficult industry transition over the last few years,” said Michael Hallman, lead independent director of InFocus.  “On behalf of the Board of Directors, I want to thank him and wish him the best in his future endeavors,” Hallman continued.

Mr. O’Sullivan joined the Company in September 2004 as Vice President, Global Supply Chain Management and moved into his current role in mid-2006.  Prior to InFocus, Mr. O’Sullivan worked at Apple Computer for 15 years in various executive positions with his final position being Vice President of Asia Operations.  Mr. O’Sullivan and his team have been instrumental in driving the Company’s success in improving supply chain efficiencies including improvements in fulfillment, inventory management, and service operations.

The Board of Directors continues to believe the Company has numerous core strengths, including its leading brand position, large installed base, strong market share, and key relationships with suppliers and channel partners around the globe.  While the Board of Directors is continuing its review of strategic alternatives, Mr. O’Sullivan and the management team will focus on leveraging these strengths to drive operational performance improvements.

Forward-Looking Statements

This press release includes forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements.  Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s 2006 Form 10-K and first quarter 2007 Form 10-Q, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business.  The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (NASDAQ: INFS) is the industry pioneer and worldwide leader in the projection market today. Over twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. As the inventor and leader in the category, we focus on making the presentation of ideas, information and entertainment a vivid, unforgettable experience. We believe our innovation and products set the standard for what a big picture experience should be like.

InFocus Corporation’s global headquarters are located in Wilsonville, Oregon, USA, with regional offices in Europe and Asia. For more information, visit the InFocus Corporation web site at www.infocus.com or contact the Company toll-free at 800 294 6400 (U.S. and Canada) or 503 685 8888 worldwide.

InFocus, IN, Proxima, LiteShow, LP, ASK, ScreenPlay, Play Big, Work Big, Learn Big and The Big Picture are either registered trademarks or trademarks of InFocus Corporation in the U.S. and abroad.  “DLP” is a trademark of Texas Instruments.